Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE ZYVERSA THERAPEUTICS, INC.	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner ZyVersa Therapeutics, Inc. (“ZyVersa” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1. This Petition seeks the Court’s urgent assistance to resolve the current uncertainty surrounding the validity of the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the validity of the Company’s current capital structure effected thereby. The Company petitions this Court seeking similar relief that several other publicly traded companies have recently sought from this Court. Namely, the Company seeks to validate the New Certificate of Incorporation (including the Common Stock Amendment defined below), as well as all shares of the Company’s capital stock issued in reliance on the validity of the New Certificate of Incorporation. Not until this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) did the Company have reason to question the validity of the New Certificate of Incorporation or the Company’s capital structure effected thereby.

FACTUAL ALLEGATIONS

A. The Company Incorporates and Goes Public

2. ZyVersa is a Delaware corporation originally incorporated as a special purpose acquisition company (“SPAC”) on March 17, 2021, under the name Larkspur Health Acquisition Corp. The Company is a clinical stage specialty biopharmaceutical company leveraging advanced proprietary technologies to develop first-in-class drugs for patients with inflammatory or kidney diseases with high unmet medical needs.

3. On December 23, 2021, the Company consummated its initial public offering (“IPO”). In connection with the IPO, the Company filed the Amended and Restated Certificate of Incorporation in effect prior to the Merger (attached hereto as Exhibit A, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

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Ex. A. at Art. IV, § 4.1 (emphasis in original).

B.	The Company Enters into the Merger Agreement and the Special Meeting is Scheduled

4. On July 20, 2022, the Company entered into the Business Combination Agreement, whereby the Company would acquire ZyVersa Therapeutics, Inc. (the “Merger”).

5. After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its November 14, 2022 Form 424B3 Prospectus/Proxy Statement (the “2022 Proxy Statement”), a copy of which is attached hereto as Exhibit B, stockholders were set to vote on six proposals at the Special Meeting. The 2022 Proxy Statement attached a copy of the New Certificate of Incorporation and disclosed that stockholders would vote on the adoption of the New Certificate of Incorporation, but the actual proposals listed in the 2022 Proxy Statement did not expressly ask for a stockholder vote on the adoption of the New Certificate of Incorporation as a whole. For instance, Proposal No. 2, known as the “Charter Proposals,” asked stockholders to vote on several amendments to the Old Certificate of Incorporation such as, among other things, a change to the Company’s name and removing the ability of stockholders to act through written consent. And Proposal No. 3, known as the “Governance Proposals” asked stockholders to vote on certain other amendments to the Old Certificate of Incorporation on a “non-binding advisory basis,” including a proposal that would effectively reduce the number of shares of common stock the Company was authorized to issue from 200,000,000 to 110,000,000 (the “Common Stock Amendment”). Ex. B at 151. The 2022 Proxy Statement also disclosed to stockholders that “[i]f each of the other Condition Precedent Proposals and the Charter Proposals are each approved and the Business Combination is to be consummated, then the Proposed Charter … will be substantially in the form set forth on Annex B … and each of the matters contemplated by the Governance Proposal will be included in the Proposed Charter.” Ex. B at 149. The Condition Precedent Proposals include the Business Combination Proposal, the Charter Proposals, the Omnibus Incentive Plan Proposal, and the Nasdaq Proposal. Ex. B. at 2. Therefore, if stockholders, voting as a single class, approved the Charter Proposals and the Condition Precedent Proposals, regardless of the vote on the Governance Proposals, then the 2022 Proxy Statement explained that the Company would file the New Certificate of Incorporation, which is attached hereto as Exhibit C.

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6. The 2022 Proxy Statement explained to the stockholders that the reason for the Common Stock Amendment was that:

The shares would be issuable as consideration for the Business Combination and the other transactions contemplated in this proxy statement/prospectus, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuance under current and any future stock incentive plans. Our board of directors believes that this capital structure is appropriate for a newly public company such as the Combined Entity.

Ex. B at 151.

7. The 2022 Proxy Statement also provided that the voting standard for the Charter Proposals would be as follows: “Approval of the Charter Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Larkspur common stock on the record date.” Id. at 20. The 2022 Proxy Statement disclosed that the voting standard for the Governance Proposals required an affirmative vote of a majority of the shares present and entitled to vote at the Special Meeting.

C.	The Merger is Approved at the Special Meeting and is Consummated Thereafter

8. The Special Meeting was held on December 8, 2022.

9. As of the record date for the Special Meeting, there were an aggregate of 10,029,221 shares of the Company’s common stock outstanding and entitled vote. Of the aggregate 10,029,221 outstanding shares of common stock, 1,941,790 were Class B Common Stock and 8,087,431 were Class A Common Stock.

10. At the Special Meeting, 7,329,316 shares, or approximately 73% of the then-outstanding shares of the Company’s common stock entitled to vote were present in person or represented by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s December 9, 2022, Form 8-K (the “Results Form 8-K”), attached hereto as Exhibit D, the Business Combination Proposal, Charter Proposals, Governance Proposals, Omnibus Incentive Plan Proposal, and Nasdaq Proposal were all approved by a majority of the outstanding shares of common stock. Therefore, because the Business Combination Proposal, the Charter Proposals and the Condition Precedent Proposals were all approved, the Company believed that the New Certificate of Incorporation and the Common Stock Amendment effected thereby had received the requisite stockholder approval.

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11. Notwithstanding the fact that the 2022 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required for the Common Stock Amendment, each Proposal received a majority vote of the holders of Class A Common Stock:

Proposal	Sub-Proposal	Total Votes in Favor	Total Class A Votes	Percentage of Class A Votes
Business Combination Proposal	None	6,543,525	4,601,735	56.9%
Charter Proposals	General Amendments Proposal	6,526,282	4,584,492	56.7%
	Bylaws Amendment Proposal	6,480,158	4,538,368	56.1%
	Supermajority Voting Standard Proposal	6,480,157	4,538,367	56.1%
	Quorum Standard	6,526,283	4,584,493	56.3%
Governance Proposals	Common Stock Amendment	6,526,282	4,584,492	56.7%
	Forum Selection Proposal	6,011,855	4,070,065	50.3%
	Removal of Blank Company Provisions Proposal	6,526,282	4,584,492	56.7%
Omnibus Incentive Program	N/A	6,066,754	4,124,964	51.0%
Nasdaq Proposal	N/A	6,526,282	4,584,492	56.7%

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12. On December 12, 2022, the Merger was consummated and the New Certificate of Incorporation was filed with the Delaware Secretary of State.

13. Immediately prior to the Merger, each share of the Company’s Class B Common Stock converted into one share of Class A Common Stock. As a result of the filing of the New Certificate of Incorporation, the Class A Common Stock and Class B Common Stock were eliminated and the Company was thereafter authorized to issue only common stock and preferred stock. The New Certificate of Incorporation did not expressly reclassify the Class A and Class B Common Stock into a single class of Common Stock, but that was the result following the Merger and filing of the New Certificate of Incorporation. Following the closing of the Merger, redemptions and a PIPE investment, the Company had 9,081,922 shares of common stock outstanding. The Company’s Common Stock now trades on the Nasdaq under the ticker symbol “ZVSA.”

14. The number of shares of Common Stock issued and outstanding immediately following the Merger was and at all times through the date hereof has remained less than the 200,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation and under the 110,000,000 shares of Common Stock now authorized in the New Certificate of Incorporation. As of the date hereof, the Company had 9,211,922 shares of Common Stock outstanding.

D. The Boxed Decision and Section 245

15. As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Common Stock Amendment. There, the defendant corporation sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A Common Stock violated the voting rights of the Class A Common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

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16. In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

17. While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Common Stock Amendment would have required a separate vote of the Class A Common Stock.1 While the Company actually obtained the affirmative vote of a majority of the outstanding shares of Class A Common Stock on the New Certificate of Incorporation and the Common Stock Amendment, the 2022 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the Common Stock Amendment.

18. In addition, under Section 245 of the Delaware General Corporation Law, if, as was the case with the New Certificate of Incorporation, a restated certificate of incorporation further amends in any respect the certificate of incorporation as previously in effect, the restated certificate of incorporation shall be proposed by the directors and adopted by the stockholders. 8 Del. C. § 245(b). While the stockholders approved separate proposals to adopt each of the amendments contemplated by the New Certificate of Incorporation, the 2022 Proxy Statement did not clearly present the New Certificate of Incorporation itself to a vote of the stockholders.

19. As a result of the uncertainty regarding the issue raised in the Boxed decision and the failure to expressly submit the New Certificate of Incorporation to a vote of stockholders, the validity of the Common Stock Amendment, the New Certificate of Incorporation, and issuance by the Company of shares of Common Stock in reliance on the effectiveness of the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.

1 Although Boxed involved an amendment to the certificate of incorporation to increase the number of shares of Class A common stock, Section 242(b)(2) of the DGCL also provides for a separate vote of a class in the event that the amendment decreases the number of authorized shares of the class. 8 Del. C. § 242(b)(2).

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E. The Court’s Authority Under Section 205(a)

20. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified .. . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3),(4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

21. Here, if a separate vote of the Class A Common Stock was required to approve the Common Stock Amendment under Section 242(b)(2), the 2022 Proxy Statement did not disclose that such vote was required. This deficient disclosure regarding the required vote could be considered a failure of authorization. In addition, the failure of the stockholders to expressly vote on and adopt the New Certificate of Incorporation itself could constitute a “failure of authorization.” As a result, the filing of the New Certificate of Incorporation (which effected the Common Stock Amendment), and all shares of the Company’s Common Stock issued in reliance on the effectiveness thereof, may be invalid and would constitute defective corporate acts under Sections 204 and 205.

22. As such, the Court has the authority under Section 205 to validate the Common Stock Amendment, the New Certificate of Incorporation, and all of the shares of Common Stock issued by the Company in reliance on the validity and effectiveness of the New Certificate of Incorporation under Section 205.

F. The Validation Factors Set Forth in Section 205(d)

23. The Court may consider the factors set forth in Section 205(d) when determining whether to validate a defective corporate act. Section 205(d) provides:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

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(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24. Each factor set forth in Section 205(d) supports granting the relief sought in this Petition.

25. Factor 1: Belief in the New Certificate of Incorporation’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the New Certificate of Incorporation was approved in accordance with Delaware law through the actions the Company took in connection with the Merger. After receiving the affirmative vote of the stockholders at the Special Meeting, the Company consummated the Merger and each of the transactions contemplated by the Merger. Moreover, in the Results Form 8-K, the Company disclosed that the Proposals had been approved by the stockholders. The Company also filed the New Certificate of Incorporation with the Delaware Secretary of State on December 12, 2022, based on the belief that the Common Stock Amendment and the New Certificate of Incorporation was validly approved. At no point during these steps was the Company aware of any doubt or challenge as to the validity of the New Certificate of Incorporation, or the Common Stock Amendment effected thereby.

26. Factor 2: Treatment of the New Certificate of Incorporation as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has treated the Common Stock Amendment and the New Certificate of Incorporation as valid and effective, as evidenced by its public disclosures, including the Results Form 8-K, where the Company has represented that it has 110,000,000 shares of Common Stock currently authorized under the New Certificate of Incorporation.

27. Factor 3: No Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company has no reason to believe that any person would be harmed by validation of the New Certificate of Incorporation and all of the Company’s outstanding shares of Common Stock issued in reliance upon the validity thereof. Rather, the purpose of the validation is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Common Stock does in fact own such shares.

28. Factor 4: Harm will Result if the New Certificate of Incorporation is not Validated. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not validated by the Court as requested in this Petition.

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29. As a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, and the Common Stock Amendment effected thereby, it is not clear how many shares the Company is currently authorized to issue. The continued uncertainty as to the Company’s capital structure could potentially cause market disruption, disturb the Company’s commercial relationships, impact the Company’s ability to offer competitive compensation, adversely affect strategic acquisitions or partnership opportunities and could ultimately lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the Nasdaq.

30. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. The Company currently expects to raise capital through equity financings and has filed two registration statements with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-1, filed on December 21, 2022, as amended (File No. 333-268934), and Registration Statement on Form S-1, filed on January 27, 2023, as amended (File No. 333-269442), neither of which have been declared effective by the SEC. The Company also intends to raise additional capital by issuing equity or equity-linked securities in subsequent offerings. The Company may be restrained from raising additional capital to execute its business plan and continue day-to-day operations. Moreover, the Company is required to file an annual report on Form 10-K by March 31, 2023 (the “Annual Report”). Because there now exists uncertainty regarding the validity of the Company’s New Certificate of Incorporation and the Company’s Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Annual Report. This could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of the Annual Report. The Company is also required to hold an annual meeting in 2023 (the “Annual Meeting”). The Company needs confirmation of the number of shares of Common Stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.

31. Factor 5: “Other Factors” Support Relief Sought. With respect to the factor set forth in Section 205(d)(5), several “other factors” support granting the relief sought in this Petition.

32. First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Common Stock Amendment required the approval of the Class A Common Stockholders voting as a separate class from the Class B Common Stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. As explained above, as a result of the New Certificate of Incorporation, the Company is no longer authorized to issue Class A Common Stock or Class B Common Stock, and the Company is now only authorized to issue Common Stock. The Company issued shares of Common Stock in the Merger and countless shares have traded in the open market since the closing of the Merger. Moreover, even if the self-help remedy available through Section 204 was available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders.

33. Second, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205, this issue is not isolated to the Company. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. Granting the Petition may offer other SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance. Granting the Petition will also ensure consistency among similarly situated SPACs whose Petitions have already been granted.

34. The Company therefore respectfully requests that this Court enter an order, validating and declaring effective the Common Stock Amendment, the New Certificate of Incorporation and all of the Company’s outstanding shares of Common Stock issued in reliance on the effectiveness of the New Certificate of Incorporation.

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COUNT ONE

(Validation of Defective Corporate Act and Putative Stock
Pursuant to 8 Del. C. § 205)

35. The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

36. The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.

37. The Company consummated the Merger and filed the New Certificate of Incorporation, which effected the Common Stock Amendment, in the good faith belief that the New Certificate of Incorporation was adopted in compliance with Delaware law.

38. The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance of the New Certificate of Incorporation as valid.

39. The Company issued shares of Common Stock in reliance on the effectiveness of the New Certificate of Incorporation, and has reflected those shares as issued and outstanding in all of its SEC filings, financial statements, and third party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.

40. The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, having relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance of the New Certificate of Incorporation as valid.

41. The Company has no reason to believe that any person would be harmed by the validation of the New Certificate of Incorporation and the shares of the Company’s Common Stock issued to date in reliance on the New Certificate of Incorporation.

42. The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Common Stock Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.

43. As previously noted, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

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PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation (and the Common Stock Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective any and all shares of capital stock of the Company issued at or after the filing of the New Certificate of Incorporation, including the 9,081,922 shares of the Common Stock issued pursuant to or in connection with the Merger, in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of capital stock; and

C. Granting such other and further relief as this Court deems proper.

Dated: March 9, 2023

/s/ Kevin M. Gallagher

Kevin M. Gallagher (#5337)

Nicholas F. Mastria (#7085)

Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner ZyVersa Therapeutics, Inc.

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